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CORRS CHAMBERS WESTGARTH
lawyers

Alleasing Finance Australia Limited (formerly Rentworks Limited)

Cardinal Communications, Inc.

Assignment Deed

Contents

Date February 15, 2006

Parties

Alleasing Finance Australia Limited (formerly Rentworks Limited) ACN 003 421 136 of Level 5, Building B, 11 Talverna Road, North Ryde NSW 2133 (**Assignor**)

Cardinal Communications, Inc. 390 Interlocken Crescent, Broomfield, Colorado, United States of America (**Assignee**).

Agreed terms

1 Interpretation

1.1 Definitions

In this document:

Assignment means the assignment contemplated by this document.

Canadian Securities means:

a) Pledge Agreement between EMT (Canada) Inc and Rentworks Limited dated 31 March 2005

b) Security Agreement between EMT (Canada) Inc and Rentworks Limited dated 31 March 2005

c) Security Agreement between GalaVu and Rentworks Limited dated 31 March 2005

d) Guaranty between EMT (Canada), Inc and Rentworks Limited dated 31 March 2005

e) Guaranty between GalaVu and Rentworks Limited dated 31 March 2005

Debt means part of the debt owing by the Debtor and/or the EMT Subsidiaries to the Assignor in the amount of AUD$2,020,000..

Debtor means Entertainment Media & Telecoms Corporation Limited ACN 071 275 253.

Deposit means the non refundable amount of $80,000 paid by the Assignee to the Assignor on 23 December 2005

EMT (Canada) Inc means Entertainment Media & Telecoms Corporation (Canada) Inc (registered in Canada).

EMT (US) means Entertainment & Telecoms Corporation Inc (registered in the United States).

EMT (US) Securities means:

a) Secured Promissory Note dated 12 October 2004

b) Security Agreement between EMT (US) and Rentworks Limited dated 29 September 2004

c) Guaranty between EMT (US) and Rentworks Limited dated 29 September 2004

d) Cross Default Letter Agreement from Rentworks Limited to the Debitor and EMT (US), Inc dated 29 September 2004

e) First Amendment to Guaranty and Reaffirmation of Security Agreement between EMT (US) and Rentworks Limited dated 8 October 2004

f) Cross Default Letter Agreement between Rentworks Limited, the Debitor and EMT (US) dated 8 October 2004

EMT Subsidiaries means EMT (Canada) Inc., EMT (US), Gala Vu and any other subsidiary of EMT.

Gala Vu means Gala Vu Entertainment Network Inc (registered in Canada).

Notice of Assignment means a notice in the form of **Schedule 1**

Purchase Price means AUD $702,500 less the Deposit

Australian Securities means each of the following:

(a) fixed and floating charge granted by EMT Services Pty Limited dated 10 June 2005 (ASIC Charge No 1171043); and

(b) fixed and floating charge granted by EMT Corporation Pty Limited dated 10 June 2005 (ASIC Charge No 1171048);

Tax includes:

(a) all taxes levied, imposed or assessed under the *Income Tax Assessment Act* 1936 (Cth) or the *Income Tax Assessment Act* 1997 (Cth) or any other statute, ordinance or law, in Australia or elsewhere; and

(b) taxes in the nature of sales tax, consumption tax, value added tax, payroll tax, group tax, PAYG, fringe benefits tax, withholding tax, land tax, stamp duties, gift duties or other state, territorial, Commonwealth or municipal charges or impositions levied, imposed or collected by any government body,

together with any additional tax, interest, penalty, charge, fee or other amount of any kind assessed, charged or imposed in relation to the non, late or short payment of the same.

1.2 Construction

Unless expressed to the contrary, in this document:

(a) words in the singular include the plural and vice versa;

(b) any gender includes the other gender;

(c) if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d) "includes" means includes without limitation;

(e) no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(f) a reference to:

(i) a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii) a person includes the person's legal personal representatives, successors, assigns and persons substituted by novation;

(iii) any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv) an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation.

(v) a right includes a benefit, remedy, discretion or power;

(vi) time is to local time in New South Wales;

(vii) "$" or "dollars" is a reference to Australian currency;

(viii) this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix) writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x) this document includes all schedules and annexures to it; and

(xi) a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g) where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

1.3 Headings

Headings do not affect the interpretation of this document.

2 Assignment

2.1 Assignment

(a) In consideration of the Assignee paying the Purchase Price to the Assignor (which the Assignor acknowledges receiving), the Assignor agrees to:

(i) as beneficial owner, and to the extent permissible under Canadian law, assign to the Assignee all of its right, title, and interest in the Debt and all security for the debt without reservation, including, but

not limited to, the Canadian Securities and the EMT (US) Securities; and

(ii) provide the release of the Australian Security set out in Clause 3

(iii) notwithstanding the generality of the foregoing, Assignor shall take no act that would impair the validity or enforceability of the Debt or the Canadian Securities or the EMT (US) Securities or any other security for the Debt.

(b) The Assignee must pay the Purchase Price to the Assignor on the date of this document.

(c) In order for the Assignee to notify the Debtor of the Assignment, the Assignor must sign the Notice of Assignment and deliver it to the Assignee on the date of this document.

2.2 Further steps

The Assignor must promptly do whatever the Assignee reasonably requires of it to give effect to the Assignment and execute all necessary documentation and do all acts matters or things to give effect the Assignment .and the releases of all securities.

3 Release of Australian Securities

In further consideration of the Assignee paying the Purchase Price to the Assignor, the Assignor releases the Australian Securities.

4 Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

5 Governing law and jurisdiction

(a) This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

(b) Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

6 Confidentiality

It is agreed that the terms of this document will be kept confidential by each party and neither party will disclose the terms of this document to any third party (other than the receivers and managers previously appointed to the Debtor) unless disclosure is required by ASIC, the ASX or by law or by any taxation authority.

Notwithstanding the generality of the foregoing, Assignor acknowledges that Assignee is company publicly traded on the Over-the-Counter Bulletin Board in the United States and, as such, is subject to certain reporting requirements. These requirements likely will require Assignee to reveal the nature and extent of this agreement to the general public.

7 Further Assistance

The Assignor shall, so far as the Assignee may from time to time reasonably require in writing, but at the Assignee's cost, execute all such documents, and do all such acts and things as may be necessary in order to vest fully and effectively in the Assignee whatever right, title and interest the Assignor may have in the Canadian Securities, and the EMT (US) Securities or any of them and to give to the Assignee the full benefit of this Agreement, subject however to the provisions of this Agreement.

8 Representations and Warranties

The Assignor represents and warrants that at the date of execution, the Assignor is not owed any debt by the Debtor and/or any of the EMT Subsidiaries, has no registered security over the Debtor and/or any of the EMT Subsidiaries and has no entitlement to register any security or charge over any of the assets of the Debtor and/or any of the EMT Subsidiaries.

8.1 Alleasing

Alleasing represents and warrants to Cardinal that:

(a) this Agreement has been duly authorized by all necessary corporate action on the part of Alleasing and has been executed and delivered by duly authorized officers of Alleasing and this Agreement constitutes a legal, valid and binding obligation of Alleasing;

(b) Alleasing has and shall continue to have during the term of this Agreement all necessary rights to carry out the provisions of this Agreement, including but not limited to, all clearances and releases;

(c) neither Alleasing nor any of its officers, directors, employees, agents or any person acting or purporting to act on its behalf is under any contractual or other legal obligation which shall in any way interfere with the full, prompt and complete performance hereunder;

(d) Alleasing has taken and shall take no act that is inconsistent with those acts required to maintain the validity of Debt and security and to transfer the same to Cardinal in its entirety, and the Debt, when transferred, shall continue to be a binding and secured obligation of EMT (US), EMT (Canada), and GalaVu Entertainment Networks, Inc.; and

(e) this Agreement and the Proposed Transaction complies with all laws of Australia, Canada, and International law.

8.2 Cardinal

Cardinal represents and warrants to Alleasing that:

(a) this Agreement has been duly authorized by all necessary corporate action on the part of Cardinal and has been executed and delivered by duly authorized officers of Cardinal and this Agreement constitutes a legal, valid and binding obligation of Cardinal;

(b) Cardinal has and shall continue to have during the term of this Agreement all necessary rights to carry out the provisions of this Agreement, including but not limited to, all clearances and releases; and

(c) neither Cardinal nor any of its officers, directors, employees, agents or any person acting or purporting to act on its behalf is under any contractual or other legal obligation which shall in any way interfere with the full, prompt and complete performance hereunder;

Schedule

Notice of Assignment

To: Anthony Milton Sims and Neil Geoffrey Singleton
Level 24,
Australia Square
264 George Street
Sydney NSW 2000

and The Directors
Entertainment Media & Telecoms Corporation Limited
Suite 2 Level 22
AGL Building
111 Pacific Highway
North Sydney NSW 2060

1 By an Assignment Deed dated [insert] between Cardinal Communications, Inc., and Alleasing Finance Australia Limited (formerly Rentworks Limited)

(**Assignor**), the Assignor assigned to us all of its interest in the Debt and the Canadian Securities.

2 You must pay all the Debt to us or as we direct from time to time.

In this notice:

Debt means part of the debt owing by you to the Assignor in the amount of AUD$[tba].

Canadian Securities means each of the following:

(a) Pledge Agreement between EMT (Canada) Inc and Rentworks Limited dated 31 March 2005

(b) Security Agreement between EMT (Canada) Inc and Rentworks Limited dated 31 March 2005

(c) Security Agreement between GalaVu and Rentworks Limited dated 31 March 2005

(d) Guaranty between EMT (Canada), Inc and Rentworks Limited dated 31 March 2005

(e) Guaranty between GalaVu and Rentworks Limited dated 31 March 2005

(f) [DVOD Security: to be defined]

executed by you in favour of the Assignor.

Date: February 15, 2006

Signed [signature]

For and on behalf of
Cardinal Communications, Inc.

Edward A. Garneau
Print Name

Signed ....

For and on behalf of
Alleasing Finance Australia Limited
(formerly Rentworks Limited)

....
Print Name

Executed as a deed

Executed by **Alleasing Finance Australia Limited (formerly Rentworks Limited)**)

....	....
Company Secretary/Director	Director
....	....
Name of Company Secretary/Director (print)	Name of Director (print)

Executed by Cardinal Communications, Inc.)

[signature]	[signature]
Company ~~Secretary~~/Director President	Director
Ed Garneau	Jeffrey W. Fiebig
Name of Company ~~Secretary~~/Director (print) President	Name of Director (print)